UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Four Corners Property Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2020

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend Four Corners Property Trust, Inc.’s (the “Company”) definitive proxy statement (the “Proxy Statement”) for its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), which was filed with the Securities and Exchange Commission on April 24, 2020. This Amendment is being filed to correct a typographical error in the Proxy Statement appearing under the section entitled “Executive Compensation, Compensation Discussion and Analysis—Overview of Company Performance During 2019,” which stated that total shareholder return during 2019 was 7.6%. The actual total shareholder return during 2019 was 6.8%.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders at the 2020 Annual Meeting. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.